Exhibit 99.2
1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 02Z6IB + + Proposals — The Board of Directors recommends a vote A FOR Proposal 1 and FOR Proposal 2. 1. Proposal to approve the Agreement and Plan of Merger, dated as of November 6, 2018, by and between The First Bancshares, Inc. (“First Bancshares”) and FPB Financial Corp. (the “Merger Agreement”), pursuant to which FPB will merge with and into First Bancshares with First Bancshares as the surviving company (the “Merger”). 2. Proposal to approve the adjournment of the Special Meeting, if necessary, to a later date or dates if the Board of Directors of FPB determines that such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement. For Against Abstain When shares are held by joint tenants, only one signature is required. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. PLEASE ACT PROMPTLY. MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Special Meeting Proxy Card For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 0 1 4 6 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # &Delta; &asymp; You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/FPBF or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/FPBF Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 1:00 am, Central Time, on March 1, 2019. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FPBF THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FPB FINANCIAL CORP. (“FPB”) FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 1, 2019 AND AT ANY ADJOURNMENT THEREOF. The undersigned hereby appoints the Board of Directors of FPB, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of common stock of FPB held of record by the undersigned at the Special Meeting of Stockholders to be held at FPB’s office located at 1300 West Morris Avenue, Hammond, Louisiana 70403, on March 1, 2019, at 10:00 a.m. Central Time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as indicated on the reverse side. In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting. The Board of Directors recommends that you vote FOR approval of the Merger Agreement and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of approval of the Merger Agreement. Shares of common stock of FPB will be voted as specified. If this proxy is signed and returned but no specification is made, shares will be voted FOR approval of the Merger Agreement, FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of approval of the Merger Agreement, and otherwise at the discretion of the proxies. This proxy may be revoked at any time before it is exercised. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders of FPB Financial Corp., called for March 1, 2019, and a proxy statement/prospectus dated January 31, 2019 prior to the signing of this proxy. REVOCABLE PROXY — FPB FINANCIAL CORP. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print your new address below. Share Amount Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. XXXX